Exhibit 99.1

AST SpaceMobile Welcomes Telecom Industry Veteran Johan Wibergh to Board of Directors

MIDLAND, TX, June 4, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced the appointment of telecom industry veteran Johan Wibergh to its Board of Directors, effective June 3rd. Wibergh brings over 35 years of experience in the telecommunications sector, including leadership positions at Vodafone and Ericsson.

“We are thrilled to welcome Johan to our Board of Directors,” said Abel Avellan, AST SpaceMobile Founder, Chairman and CEO, “His extensive experience in building and operating large-scale networks, coupled with his proven track record of success in driving innovation and growth, will be invaluable to us as we progress towards commercialization of our space-based cellular broadband network.”

An accomplished telecom leader, Wibergh retired from operational roles in December 2022 after a distinguished career that included his tenure as Group Chief Technology Officer (CTO) of Vodafone, one of the world’s largest mobile network operators. Prior to that, he served as Executive Vice President (EVP) & Head of Business Unit Networks for Ericsson, a leading provider of information and communications technology (ICT) services.

Throughout his career, Wibergh has held leadership positions encompassing a wide range of telecommunications disciplines, including enterprise networks, fixed and mobile network operations, digital transformation, cyber security, product development, and large-scale network operations. He has a proven track record of managing large organizations, driving operational excellence, and delivering continuous cost efficiency.

In addition to his role on the Board, Wibergh will also serve as Chairman of AST SpaceMobile’s newly formed Network Planning and Spectrum Committee of its Board of Directors. This committee will be responsible for network planning for the AST constellation including network features and capacity planning.

“I am excited to join the AST SpaceMobile Board and contribute to the Company’s mission of delivering ubiquitous mobile broadband connectivity,” said Wibergh “AST SpaceMobile’s technology has the potential to eliminate connectivity gaps and bridge the digital divide, making the world a more equitable place, and I am confident that my experience can help the Company achieve its ambitious goals.”

Wibergh currently serves on the boards of directors of several leading technology companies, including Trimble (NASDAQ: TRMB), a publicly traded company specializing in digital transformation solutions; BCE Inc and Bell Canada, a TSX and NYSE listed company, and the largest telecommunications company in Canada; Marconi and Avanci, both privately held companies focused on transforming patent licensing; and Cohere Technologies, a pre-revenue Silicon Valley company developing revolutionary mobile network capacity improvement technology. He is also a member of the Executive Advisory Board of Arrcus Inc., a disruptive networking solutions company.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 1 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov . Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com